                                [THIS CONFORMING PAPER FORMAT DOCUMENT IS BEING SUBMITTED PURSUANT TO RULE 901(d) OF
                                REGULATION S-T]


                                Filed pursuant to Rule 424(b)(3).
                                This pricing supplement relates to
                                Registration Statement Nos. 33-52695
                                and 333-17913.


                Pricing Supplement No. 12 Dated January 31, 1997
                  (To Prospectus Dated December 23, 1996 and
                Prospectus Supplement Dated December 23, 1996)


                            PAINE WEBBER GROUP INC.

                               Multiple Currency
              ---------------------------------------------------
                        Medium-Term Senior Notes, Series C
              ---------------------------------------------------
              Due from Nine Months to 30 Years from Date of Issue
                             (FIXED RATE NOTES)


Designation:                        Medium Term Senior Notes, Series C

Original Issue Date:                February 7, 1997

Principal Amount:                   $13,500,000

Interest Rate Per Annum:            7.015%

Specified Currency in which         U.S. Dollars
Denominated:


Stated Maturity:                    February 10, 2004

Issue Price (As a Percentage        100%
of Principal Amount):

Regular Record Dates:               February 15 and August 15

Redemption and Early                The Note cannot be redeemed prior to Stated
Repayment Provision:                Maturity

Note(s) Represented By:             [x] Global Note
                                    [ ] Certificated note(s)
